EXHIBIT 10.12

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment”) dated as of April 25, 2011, but effective as of April 25, 2011 (the “Effective Date”), is by and among Echo Bridge Capital Management, LLC, a Delaware limited liability company, and North Hampton Partners Corporation, a Delaware corporation, jointly and severally (collectively, the “Assignor”), Rhythm Pharmaceuticals, Inc., a Delaware corporation (the “Assignee”).

WHEREAS, Assignor is the current tenant under that certain Lease dated June 23, 2009, by and between Gateway Longwood, Inc. (the “Landlord”), as landlord, and Assignor, as tenant (the “Lease”), a copy of which is attached hereto as Exhibit A, which relates to 2,930 square feet of rentable space on the 11th floor of the building located at 855 Boylston Street, Boston, Massachusetts, as more particularly described in the Lease (the “Premises”).

NOW THEREFORE, in consideration of One Dollars ($1.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor, Assignee and Landlord agree as follows:

1.                                      Assignment. As of the Effective Date and subject to the execution of that certain Landlord’s Consent to Assignment, in the form attached hereto as Exhibit B, Assignor assigns, conveys, transfers, and sets over unto Assignee all of Assignor’s right, title, and interest in, to, and under the Lease, including without limitation, all of Assignor’s right, title, and interest, in and to the Furniture (as defined in the Lease), any deposits (subject the provisions of Paragraph 6 herein) and in and to any claims of Assignor arising under the Lease.

2.                                      Assumption. Subject to the execution of that certain Landlord’s Consent to Assignment, in the form attached hereto as Exhibit B, Assignee hereby assumes and agrees to pay all sums, and perform, fulfill and comply with all covenants and obligations, which are to be paid, performed, fulfilled and complied with by the tenant under the Lease, from and after the Effective Date.

3.                                      Assignor’s Representations and Warranties. Assignor hereby certifies, represents and warrants to Assignee as follows:

(a)                                 The Lease attached hereto as Exhibit A is a true, correct and complete copy of the Lease, is in full force and effect without amendment or modification of any kind except as attached hereto, and there are no other agreements, understandings, or commitments between Landlord and Assignor relating to the Premises;

(b)                                 The Premises, or any part thereof, have not been nor are they currently being sublet, nor has there been an assignment by Assignor of the Lease, or any rights therein, to any party;

(c)                                  The Assignor is not in any respect in default under the Lease and no event exists which with the giving of notice, the passage of time or both would be a default by Assignor under the Lease;

(d)                                 Assignor has delivered to Landlord a security deposit of $31,497.50 in cash which has not been returned to Assignor or any other party for the benefit of Assignor; and

(e)                                  Assignor has not received any written notice of any brokerage commissions which will be due and payable to any person, firm, corporation or other entity with respect to or on account of the Lease.

4.                                      Wiring/Restoration. Assignor hereby acknowledges that all of the telecommunications wiring and T-1 lines serving the Premises in place as of the date of this Assignment may remain in place as of the Effective Date, subject to the rights of any and all third party telecommunications providers in and to said telecommunications wiring and T-1 lines, and upon Landlord’s execution of said Landlord’s Consent to Assignment, Assignee shall have no obligation to remove the same upon termination of the Lease. Assignor further represents and warrants that Assignor has not made any additions, alterations or improvements in or to the Premises or the Building, with respect to which Landlord has the right to require removal or restoration. Assignor will indemnify, defend and hold Assignee harmless from and against any and all claims, losses, costs, damages and expenses made against Assignee and resulting or arising in any way whatsoever from any breach of or inaccuracy in any of these foregoing representations and warranties.

5.                                      Security Deposit/Rent Difference. As of the Effective Date, Assignee shall make a payment in the amount of $23,195.83 to Echo Bridge Capital Management, LLC, which sum equals the Security Deposit, as described in the Lease ($31,497.50), and which is assigned to Assignee as of the Effective Date minus the sum of $8,301.67, which sum equals the difference between the rental rate of $43.00 per square foot and the rental rates applicable to the Premises from August 1, 2012 through July 31, 2014.

6.                                      Assignee’s Indemnification of Assignor. Assignee shall and does hereby indemnify Assignor against, and agrees to hold Assignor harmless of and from, all loss, liabilities, obligations, actions, suits, proceedings or claims, and all costs and expenses, including but not limited to reasonable attorney’s fees, incurred in connection with the Lease, based upon or arising out of Assignee’s failure to perform any duty or obligation assumed by Assignee under the Lease from and after the Effective Date.

7.                                      Assignor’s Indemnification of Assignee. Assignor shall and does hereby indemnify Assignee against, and agrees to hold Assignee harmless of and from, all loss, liabilities, obligations, actions, suits, proceedings or claims, and all costs and expenses, including but not limited to reasonable attorney’s fees, incurred in connection with the Lease, based upon or arising out of Assignor’s failure to perform any duty or obligation of the tenant arising or accruing before the Effective Date under the Lease.

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8.                                      Brokers. Each of Assignor and Assignee warrants and represents to the other that it has dealt with no broker in connection with the consummation of this Assignment other than Richards Barry Joyce & Partners, LLC (“Assignee’s Broker”) and CB Richard Ellis/New England (“Assignor’s Broker”), and, in the event of any brokerage claims against the other predicated upon prior dealings with the warrantying party, such party agrees to defend the same and indemnify the other against any such claim (except any claim by Assignee’s Broker, whose fees shall be Assignee’s responsibility and any claim by Assignor’s Broker, whose fees shall be Assignor’s responsibility, each under a separate agreement).

9.                                      Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

10.                               Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

11.                               Counterparts. The parties agree that this Assignment may be executed by the parties in one or more counterparts and each of which shall he deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption as of the date set forth above.

[Signature Pages to Follow]

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ASSIGNOR:

Echo Bridge Capital Management, LLC

By:	/s/ Jeffrey Cutter, Manager
Jeffrey Cutter, Manager

ASSIGNOR:

North Hampton Partners Corporation

By:	/s/ Jeffrey A. Cutter
Jeffrey A. Cutter, President

ASSIGNEE:

Rhythm Pharmaceuticals, Inc.

By:
Authorized Signatory

ASSIGNOR:

Echo Bridge Capital Management, LLC

By:
Jeffrey Cutter, Manager

ASSIGNOR:

North Hampton Partners Corporation

By:
Jeffrey A. Cutter, President

ASSIGNEE:

Rhythm Pharmaceuticals, Inc.

By:	/s/ Bart Henderson
Authorized Signatory

Exhibit A

Lease

[See pages attached hereto.]

LEASE

THIS INSTRUMENT IS A LEASE, dated as of June 23, 2009, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the "Building") located at 855 Boylston Street, Boston, Massachusetts. The parties to this instrument hereby agree with each other as follows:

ARTICLE I

BASIC LEASE PROVISIONS

1.1                               INTRODUCTION.  The following set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2                               BASIC DATA.

Landlord:  Gateway Longwood, Inc., a California corporation.

Landlord’s Original Address:  c/o TA Associates Realty, 28 State Street, Boston, MA 02109.

Tenant:  Echo Bridge Capital Management, LLC, a Delaware limited liability company, and North Hampton Partners Corporation, a Delaware corporation, jointly and severally.

Tenant’s Original Address:  892 Worcester Street, Wellesley, MA 02482.

Guarantor:  None

Basic Rent:  The sum of (i) for the period commencing on the Rent Commencement Date and expiring on the day preceding the first anniversary thereof, $120,130.00 ($41.00 per square foot of Premises Rentable Area) per annum, (ii) for the period commencing on the first anniversary of the Rent Commencement Date and expiring on the day preceding the second anniversary thereof, $123,060.00 ($42.00 per square foot of Premises Rentable Area) per annum, (iii) for the period commencing on the second anniversary of the Rent Commencement Date and expiring on the day preceding the third anniversary thereof, $125,990.00 ($43.00 per square foot of Premises Rentable Area) per annum, (iv) for the period commencing on the third anniversary of the Rent Commencement Date and expiring on the day preceding the fourth anniversary thereof, $128,920.00 ($44.00 per square foot of Premises Rentable Area) per annum, (v) for the remainder of the Initial Term, $131,890.00 ($45.00 per square foot of Premises Rentable Area) per annum, as all of the same may be adjusted and/or abated pursuant to Section 12.1.

Premises Rentable Area:  Agreed to be 2,930 square feet located on the eleventh floor of the Building.

Permitted Uses:  Executive or professional offices of the type generally found in first-class office buildings in the downtown Boston area, subject to the provisions of Section 5.1(a).

Escalation Factor:  2.27%, as computed in accordance with the Escalation Factor Computation.

Initial Term:  Five (5) years, commencing on the Commencement Date and expiring at 11:59 p.m., Boston time, on the day immediately preceding the fifth anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be on the last day of the calendar month on which such anniversary shall fall.

Security Deposit:  $31,497.50, subject to adjustment in accordance with Section 14.17.

Rent Commencement Date:  The Commencement Date

Base Operating Expenses:  The Operating Expenses for the year ending December 31, 2010.

Base Taxes:  The real estate taxes assessed to the Property for the fiscal year ending June 30, 2010, as they may be reduced by the amount of any abatement.

Broker:  CB/Richard Ellis – NE Partners.

1.3                               ADDITIONAL DEFINITIONS.

Agent:  CB/Richard Ellis, 33 Arch Street, Boston, MA 02110

Building Rentable Area:  135,885 square feet.

Business Days: All days except Saturday, Sunday, New Year’s Day, Martin Luther King Day, President’s Day, Patriot’s Day, Memorial Day, Bunker Hill Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday) and such other days that tenants occupying at least 50% of Building Rentable Area now or in the future recognize as holidays for their general office staff.

Commencement Date:  As defined in Section 4.1.

Default of Tenant:  As defined in Section 13.1.

Escalation Charges:  The amounts prescribed in Sections 8.1 and 9.2.

Escalation Factor Computation:  Premises Rentable Area divided by 95% of Building Rentable Area.

Initial Public Liability Insurance:  $3,000,000 per occurrence (combined single limit) for property damage, bodily injury or death.

Operating Expenses:  As determined in accordance with Section 9.1.

Operating Year:  As defined in Section 9.1.

Premises:  That portion of the Building described on Exhibit A hereto.

Property:  The Building and the land parcels on which it is located (including adjacent sidewalks and plazas).

Tax Year.  As defined in Section 8.1.

Taxes:  As determined in accordance with Section 8.1

Tenant’s Delay:  As defined in Section 4.4.

Tenant’s Removable Property:  As defined in Section 5.2.

Term of this Lease:  The Initial Term and any extension thereof in accordance with the provisions hereof.

ARTICLE II
PREMISES AND APPURTENANT RIGHTS

2.1                               LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2                               APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, stairways and elevators and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

(b)                                 Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows (except the inner surface of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof. Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant’s use of the Premises) interior storm windows, sun control devices, utility lines, equipment, stacks, pipes, conduits, ducts and the like. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls.

ARTICLE III
BASIC RENT

3.1                               PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Rent Commencement Date without offset, abatement (except as provided in Section 12.1), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord’s Original Address, or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. Notwithstanding the foregoing, the installment of Basic Rent allocable to the first month of the Initial Term, together with any required security deposit, shall be paid to Landlord at the time of Tenant’s execution of this Lease. Until notice of some other designation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to the Agent, and all remittances so received as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord. In the event that any installment of Basic Rent is not paid when due, Tenant shall pay, in an addition to any charges under Section 14.18, at Landlord’s request an administrative fee equal to 1% of the overdue payment Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Escalation Charges, additional charges or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof.

(b)                                 Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

ARTICLE IV
COMMENCEMENT AND CONDITION

4.1                               COMMENCEMENT DATE. The Commencement Date shall be the later to occur of (i) the date on which Landlord’s Work is completed and Landlord has delivered possession of the Premises to Tenant, and (ii) August 1, 2009. Notwithstanding the foregoing, Landlord acknowledges that Tenant requires a so-called “T-1” connection for the Premises, and it shall be Tenant’s obligation to procure the same. Upon execution of this Lease, Tenant shall promptly and diligently take all steps necessary to have the T-1 connection installed and operational prior to August 1, 2009. If despite such efforts, Tenant is unable to have the T-1 connection installed on or before August 1, 2009, and if Tenant does not occupy all or any portion of the Premises for the conduct of Tenant’s business, then the Commencement Date shall be extended until the date on which such T-1 connection is installed and operational (but in no event will the Commencement Date be so extended beyond September 1, 2009). In addition, if Landlord’s Work has been completed and Tenant occupies the Premises for the conduct of Tenant’s business prior to August 1, 2009, then the date of such occupancy shall be the Commencement Date for all purposes of this Lease. Upon the occurrence of the Commencement Date, if Landlord so requests, Tenant shall enter into a letter agreement confirming the Commencement Date.

4.2                               CONDITION OF THE PREMISES. (a)  The Premises are being leased in their condition AS IS WITHOUT REPRESENTATION OR WARRANTY by Landlord, as of the Commencement Date. Except as provided herein, Landlord shall not be required to perform any work in or to the Premises or the common areas of the Building to prepare the same for Tenant’s occupancy, nor shall Landlord he required to make any allowance or contribution toward the cost of any such work. Tenant acknowledges that it has thoroughly inspected the Premises and common areas of the Building and has found the same satisfactory for Tenant’s intended uses. Between the date hereof and the Commencement Date, Tenant will he occupying the Premises as a sublessee under the existing Tenant. Notwithstanding the foregoing, promptly upon the full execution and delivery of this Lease, and Landlord’s receipt of the first month’s Basic Rent and any security deposit (the “Work Conditions”), Landlord will undertake to (i) patch and paint the walls of the Premises as reasonably necessary, and (ii) shampoo the existing carpeting (“Landlord’s Work”). Landlord will perform the same in a good and workmanlike and use reasonable effort to complete Landlord’s Work within fifteen (15) days after satisfaction of the Work Conditions. Landlord further represents that, as of the Commencement Date, the electrical and mechanical systems and equipment serving the Premises will be in good working condition.

(b)                                 Notwithstanding the foregoing, the furniture (the “Furniture”) identified in Schedule “Furniture,” annexed hereto and made a part hereof, and which is currently located in the Premises, shall remain in the Premises for Tenant’s use throughout the Term. Landlord makes no representation regarding the condition of the Furniture, and shall have no obligation to make any repairs or incur any costs with respect thereto. Tenant shall keep the Furniture in good repair and condition (reasonable wear and tear excepted) and he responsible for any necessary replacements and, at Landlord’s option, shall surrender the same with the Premises at the expiration or earlier termination of this Lease.

ARTICLE V
USE OF PREMISES

5.1                               PERMITTED USE. (a) Tenant agrees that the Premises shall he used and occupied by Tenant only for Permitted Uses specifically excluding, without limitation, use for medical, dental, governmental, utility company or employment agency offices.

(b)                                 Tenant agrees to conform to the following provisions during the Term of this Lease:

(i)                                     Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

(ii)                                  Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisement or the like visible to public view outside of the Premises. Landlord will not withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord in its sole discretion and Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which will be placed Tenant’s name and the location of the Premises in the Building;

(iii)                               Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building;

(iv)                              Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations;

(v)                                 Tenant shall continuously throughout the Term of this Lease occupy the Premises for Permitted Uses.

5.2                               INSTALLATIONS AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions (including, but not be limited to, the installation or alteration of security or fire protection systems, communication systems, millwork, shelving, file retrieval or storage systems, carpeting or other floor covering, window and wall coverings, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing), or improvements in or to the Premises (including any improvements necessary for Tenant’s initial occupancy of the Premises) without Landlord’s prior written consent. Any such alterations, additions or improvements shall be in accordance with complete plans and specifications approved in advance by Landlord. Such work shall (i) be performed in a good and workmanlike manner and in compliance with all applicable laws, (ii) be made at Tenant’s sole cost and expense and at such times and in such a manner as Landlord may from time to time designate, and (iii) if Landlord so elects, become part of the Premises and the property of Landlord. If any alterations or improvements shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant’s Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality.

(b)                                 All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises (“Tenant’s Removable Property”) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal. Any Tenant’s Removable Property shall be installed at the sole risk of Tenant and shall be insured by Tenant in accordance with Article X.

(c)                                  In any case, at the time of Landlord’s approval, Tenant shall pay to Landlord a fee equal to five percent (5%) of the cost any alteration, addition or improvement for which Tenant requests Landlord’s consent to compensate Landlord for the overhead and other costs it incurs in reviewing the plans therefor and in monitoring the construction. No such fee shall, however, be required with respect to minor alterations of a cosmetic nature and for which a building permit is not required. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Whenever and as often as any mechanic’s lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.

(d)                                 In the course of any work being performed by Tenant (including without limitation the “field installation” of any Tenant’s Removable Property), Tenant agrees to use labor compatible with that being employed by Landlord for work in or to the Building or other buildings owned by Landlord or its affiliates (which term, for purposes hereof, shall include, without limitation, entities which control or are under common control with Landlord, or which are controlled by Landlord or, if Landlord is a partnership, by any partner of Landlord) and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements made by Landlord.

5.3                               HAZARDOUS MATERIALS. For purposes of this Lease, the term "Hazardous Material" means any hazardous substance, hazardous waste, infectious waste, petroleum product or toxic substance, material, or waste which becomes regulated or is defined as such by any local, state or federal governmental authority. Except for reasonable quantities of ordinary office supplies such as copier toners, liquid paper, glue, ink and common household cleaning materials, Tenant shall not cause or permit any Hazardous Material to be brought, kept or used in or about the Premises or the Project by Tenant, its agents, employees, contractors, or invitees. Tenant hereby agrees to indemnify Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable space or of any amenity of the Project, damages arising from any adverse impact on marketing of space in the Project, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Term of this Lease as result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions and any cleanup, remedial removal, or restoration work required due to the presence of Hazardous Material. Tenant shall promptly notify Landlord of any release of a Hazardous Material in the Premises or at the Project of which Tenant becomes aware, whether caused by Tenant or any other person or entity.

ARTICLE VI
ASSIGNMENT AND SUBLETTING

6.1                               RESTRICTION. (a) Except as provided in this Article VI, Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting. Without limiting the foregoing, any agreement pursuant to which: (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant’s behalf, all or any portion of Basic Rent, Escalation Charges or other charges due under this Lease; and/or (y) a third party undertakes or is granted the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this Article VI. The provisions of this paragraph (a) shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease.

(b)                                 The provisions of paragraph (a) shall not apply to, and Landlord’s consent shall not be required for, either: transactions with an entity into or with which Tenant is merged or consolidated, or to which substantially all of Tenant’s assets are transferred; or transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant; provided that in either such event:

(i)                                     the successor to Tenant has a tangible net worth computed in accordance with generally accepted accounting principles consistently applied at least equal to the greater of (1) the tangible net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the tangible net worth of Tenant herein named on the date of this Lease,

(ii)                                  proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 Business Days prior to the effective date of any such transaction, and

(iii)                               the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting.

(c)                                  If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, in violation of this Article 6, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular subletting or occupancy shall not in any way diminish the prohibition stated in paragraph (a) of this Section 6.1 or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No such assignment, subletting, or occupancy shall affect or be contrary to Permitted Uses. Any consent by Landlord to a particular assignment, subletting or occupancy shall be revocable, and any assignment, subletting or occupancy shall be void ab initio, if the same shall fail to require that such assignee, subtenant or occupant agree therein to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed.

6.2                               CONSENT TO SUBLEASE. (a) Notwithstanding the prohibition set forth in Section 6.1(a), Landlord shall not unreasonably withhold, condition or delay its consent to one or more sublettings requested by Tenant, provided further that:

(i)                                     The business of each proposed subtenant and its use of the Premises shall be consistent with the Permitted Uses, and the financial condition and standing of the proposed subtenant shall be reasonably acceptable to Landlord.

(ii)                                  The form of the proposed sublease, as well as the Landlord’s consent thereto, shall be reasonably satisfactory to Landlord and its counsel and shall comply with the applicable provisions of this Article 6;

(iii)                               not later than fifteen (15) days prior to the proposed commencement of such sublease, Landlord shall have received information reasonably sufficient to determine compliance with the foregoing conditions.

(iv)                              Tenant shall in all cases remain fully and primarily liable hereunder.

If Tenant requests Landlord’s consent to a sublease then, at the time of such request, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed sublease, copies of the proposed documentation, and the following information about the proposed sublessee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed sublessee’s creditworthiness and character.

(b)                                 It shall not be unreasonable for Landlord to withhold its consent to any proposed sublease if (i) at the time of such request, Tenant is in default under this Lease, (ii) the proposed sublessee is a tenant in the Building or an affiliate of such a tenant, or a party that Landlord has identified as a prospective tenant for the Building, (iii) the financial responsibility, nature of business, and character of the proposed transferee are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the transferee intends to use the Premises (or a portion thereof) is not in keeping with Landlord’s standards for the Building or would impose a burden on the parking facilities, elevators, Common Areas or utilities that is greater than the burden imposed by Tenant (or, in the case of retail space, is for a use that Landlord determines in its sole discretion is inconsistent with Landlord’s desired retail mix), (v) the proposed sublessee is a government entity or quasi governmental entity or agency, and/or (vi) the proposed sublease would cause Landlord to be in violation of any of its obligations under another lease or agreement to which Landlord is a party. In no event shall any sublease cover fewer than 1,000 square feet of space or have a fixed term of less than two (2) years. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent. Landlord shall have no liability for damages to Tenant or to any proposed sublessee, and Tenant shall not be permitted to terminate this Lease, if it is adjudicated that Landlord’s consent has been unreasonably withheld and such unreasonable withholding of consent constitutes a breach of this Lease or other duty to Tenant, the proposed sublessee or any other person on the part of Landlord. In such event, Tenant’s sole remedy shall be to have the proposed sublease declared valid as if Landlord’s consent had been given. Tenant shall not in any case advertise or list any subleasing availability at a rental rate that is less than the then prevailing rental rate for other space in the Building then being quoted by Landlord.

6.3                               EXCESS PAYMENTS. In the event that Tenant shall enter into one or more subleases pursuant to Section 6.2, if the rent and other sums (including without limitation the fair value of any services provided by such subtenant for Tenant) on account of any such sublease exceed the Basic Rent and Escalation Charges allocable to that portion of the Premises subject to such sublease, plus actual out-of-pocket third party expenses reasonably incurred in connection with such sublease (such expenses to be pro-rated evenly over the term of such sublease), including without limitation reasonable brokerage commissions actually paid to a licensed broker, Tenant shall pay to Landlord, as an additional charge, 50% of such excess, such amount to be paid monthly with payments by Tenant of Basic Rent hereunder.

6.4                               TERMINATION. Notwithstanding any other provision of this Article 6 to the contrary, if and at each such time as Tenant shall intend to enter into any sublease pursuant to Section 6.2, which sublease either (i) covers (together with other subleases then in effect) all or substantially all of the Premises, or (ii) has a term (including options to extend or renew) covering all or substantially all of the remainder of the Term of this Lease (excluding any extension options with respect to which Tenant shall not then have exercised its options), then Tenant shall give Landlord notice of such intent not earlier than sixty (60), and not later than thirty (30), days prior to the effective date of such proposed sublease, and Landlord may then elect to terminate this Lease (and if less than all or substantially all of the Premises are covered by such sublease, then such termination shall affect only that portion of the Premises proposed to be covered by such sublease) by giving notice to Tenant of such election not later than ten (10) Business Days after receipt of Tenant’s notice and, upon the giving of such notice by Landlord, this Lease shall terminate with respect to such portion as of the date on which such sublease would have become effective (or, if later, on the date on which Landlord’s replacement tenant for the area affected becomes effective) with the same force and effect as if such date were the date originally set forth herein as the expiration date hereof If Landlord shall elect to terminate this Lease with respect to any portion of the Premises as hereinabove provided, then from and after the effective date of such termination, (A) the definitions of Basic Rent, Premises, Premises Rentable Area and Escalation Factors shall be adjusted to reflect that portion of the Premises that remains subject to this Lease after such termination, and (B) Tenant shall pay to Landlord, as an additional charge, any costs incurred by Landlord in connection with physically separating such terminated portion from the remainder of the Premises and complying with any laws, regulations and requirements of governmental authorities regarding the creation of multi-tenant floors, modifications to life safety or HVAC systems or distribution, necessary corridors, emergency exits, and the like.

6.5                               MISCELLANEOUS. (a) Any sublease consented to by Landlord shall be expressly subject and subordinate to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Any proposed sub-sublease or proposed assignment of a sublease shall be subject to the provisions of this Article. Tenant shall reimburse

Landlord on demand, as an additional charge, for any costs (including reasonable attorneys’ fees and expenses) incurred by Landlord in connection with any actual or proposed assignment or sublease, whether or not approval is given and whether or not a sublease is actually consummated, including without limitation the costs of making investigations as to the acceptability of the proposed assignee or subtenant. Any sublease to which Landlord gives its consent shall not be valid or binding on Landlord unless and until Tenant and the sublessee execute a consent agreement in form and substance reasonably satisfactory to Landlord.

(b)                                 Notwithstanding any sublease, or any amendments or modifications subsequent thereto, Tenant will remain fully liable for the payment of Basic Rent, Escalation Charges and other charges and for the performance of all other obligations of Tenant contained in this Lease. Any act or omission of any subtenant, or of anyone claiming under or through any subtenant, that violates any of the obligations of this Lease shall be deemed a violation of this Lease by Tenant.

(c)                                  The consent by Landlord to any sublease shall not relieve Tenant or any person claiming through or under Tenant of the obligation to obtain the consent of Landlord, pursuant to the provisions of this Article, to any subsequent sublease.

(d)                                 With respect to each and every sublease authorized by Landlord under the provisions of this Article, it is further agreed that any such sublease shall provide that: (i) the term of the sublease must end no later than one day before the last day of the Term of this Lease; (ii) no sublease shall be valid, and no subtenant shall take possession of all or any part of the Premises until a fully executed counterpart of such sublease has been delivered to Landlord; (iii) each sublease shall provide that it is subject and subordinate to this Lease; (iv) Landlord may enforce the provisions of the sublease, including collection of rents; (v) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord’s written consent or by any previous prepayment of more than one month’s rent.

6.6                               ACCEPTANCE OF RENT. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If all or any part of the Premises are sublet, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant’s time to cure such default, collect rent from the subtenant. In either event, Landlord may apply the net amount collected to payment of Rents, but no such assignment, subletting, or collection shall be deemed a waiver of any of the provisions of this Article, an acceptance of the assignee or subtenant as a lessee, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease.

ARTICLE VII
RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD

7.1                               LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including all plumbing, mechanical and electrical systems installed by Landlord, but specifically excluding any supplemental heating, ventilation or air conditioning equipment or systems installed at Tenant’s request or as a result of Tenant’s requirements in excess of building standard design criteria), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

(b)                                 Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

7.2                               TENANTS AGREEMENT. (a) Tenant will keep neat and clean and maintain the Premises and every part thereof in at least the same order and condition as existed on the Commencement Date, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain, and shall surrender the Premises at the end of the Term of this Lease in such condition. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the applicable board of fire underwriters, and shall, at Tenant’s own expense, obtain all permits, licenses and the like required by applicable law. To the extent that the Premises constitute a “Place of Public Accommodation” within the meaning of the Americans With Disabilities Act of 1990, Tenant shall be responsible, subject to the requirements of Section 5.2, for making the Premises comply with such Act. Notwithstanding the foregoing or the provisions of Article XII, to the maximum extent this provision may be enforceable according to law, but subject to any applicable waivers of claims contained in this Lease, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its contractors or invitees (including any damage by fire or other casualty arising therefrom) and, if the premium or rates payable with respect to any policy or policies of insurance purchased by Landlord or Agent with respect to the Property increases as a result of payment by the insurer of any claim arising from the any act or neglect of Tenant, or its contractors or invitees, Tenant shall be pay such increase, from time to time, within fifteen (15) days after demand therefor by Landlord, as an additional charge.

(b)                                 If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand (except in the case of an emergency, in which event Landlord may make such repairs immediately), Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof), and shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant’s stock or business by reason thereof.

7.3                               FLOOR LOAD – HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

(b)                                 If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4                               BUILDING SERVICES. (a) Landlord shall, on Business Days from 8:00 a.m. to 6:00 p.m., and on Saturdays from 9:00 a.m. to l:00 p.m., furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 250 square feet of Premises Rentable Area and an electrical load not exceeding five (5) watts per square foot of Premises Rentable Area. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord may furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system’s ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord’s option, be provided by Landlord, at Tenant’s expense.

(b)                                 Landlord shall also provide:

(i)                                     Passenger elevator service from the existing passenger elevator system in common with Landlord and other tenants in the Building.

(ii)                                  Warm water for lavatory purposes and cold water (at temperatures supplied by the City of Boston) for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge.

(iii)                               Janitorial service, including ordinary dusting and cleaning by the janitor assigned to such work, but not including cleaning of carpets or rugs, except normal vacuuming, or moving of furniture, and other special services. Window cleaning shall be done by Landlord at reasonable intervals and as Landlord deems necessary.

(iv)                              Free access to the Premises on Business Days from 8:00 a.m. to 6:00 p.m., and at all other times subject to security precautions from time to time in effect, and subject always to restrictions based on emergency conditions.

(c)                                  Landlord or Agent may from time to time, but shall not be obligated to, provide one or more uniformed attendants in or about the lobby of the Building. Unless Landlord expressly agrees otherwise in writing, such attendant(s) shall serve functions such as assisting visitors and invitees of tenants and others in the Building, monitoring fire control and alarm equipment, and summoning emergency services to the Building as and when needed. Tenant expressly acknowledges and agrees that: (i) such attendants shall not serve as police officers, and will be unarmed, and will not be trained in situations involving potentially physical confrontation; and (ii) if provided, such attendants will be provided solely as an amenity to tenants of the Building for the sole purposes set forth above, and not for the purpose of securing any individual tenant premises or guaranteeing the physical safety of Tenant’s Premises or of Tenant’s employees, agents, contractors or invitees. If and to the extent that Tenant desires to provide security for the Premises or for such persons or their property, Tenant shall be responsible for so doing, after having first consulted with Landlord and after obtaining Landlord’s consent, which shall not be unreasonably withheld. Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant’s property, and for that of Tenant’s employees, agents, contractors and invitees, and, without in any way limiting the operation of Article X hereof; Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee. Tenant agrees that, as between Landlord and Tenant, it is Tenant’s responsibility to advise its employees, agents, contractors and invitees as to necessary and appropriate safety precautions.

7.5                               ELECTRICITY; UTILITIES. (a) Landlord shall supply electricity to the Premises to meet a demand requirement (utilizing the demand measurement standards established by the supplying utility under the rate applicable to Landlord) not to exceed three and one-half (3½,) watts per square foot of Premises Rentable Area for standard single-phase 120 volt alternating current and Tenant agrees in its use of the Premises (i) not to exceed such requirements and (ii) that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations. If, without in any way derogating from the foregoing limitation, Tenant shall require electricity in excess of the requirements set forth above, Tenant shall notify Landlord and Landlord may (without being obligated to do so) supply such additional service or equipment at Tenant’s sole cost and expense. Landlord shall purchase and install, at Tenant’s expense, all lamps, tubes, bulbs, starters and ballasts. In order to assure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building’s electric system, Tenant shall not, without Landlord’s prior consent, connect any fixtures, appliances or equipment to the Building’s electric distribution system other than lamps, fax machines, printers and similar computer peripherals, pencil sharpeners, desk-top or laptop personal computers, photocopiers, hand-held or desk top calculators and other electrical equipment commonly found in similar offices and drawing less than 15 amperes at 120 volts.

(b)                                 From time to time during the Term of this Lease, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant’s electric usage, the result of which survey shall be conclusive and binding upon Landlord and Tenant In the event that such survey shows that Tenant has exceeded the requirements set forth in paragraph (a), in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the cost of such survey, as an additional charge.

(c)                                  Tenant acknowledges that Basic Rent does not include the cost of providing electricity to the Premises. If electricity or any other utility usage in the Premises is measured by a direct meter, Tenant shall pay directly to Landlord’s electricity provider, on or before the date when due and in addition to payments of Basic Rent and other additional rent provided for herein, the costs of all electricity used in the Premises, and all telephone and any other utilities and services supplied and/or metered exclusively to the Premises or to Tenant, together with any taxes thereon. If Landlord measures electricity or any other utility usage in the Premises by a submeter, Tenant shall pay the costs as shown on such submeter to Landlord, as additional rent, at Landlord’s actual cost for such services, without mark-up, within thirty (30) days after receipt of an invoice therefor. If any such services are not separately metered or submetered to the Premises, Tenant shall pay, at Landlord’s option, either Tenant’s pro-rata share (according to the Escalation Factor) or a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises in the Building. Until otherwise reasonably determined by Landlord as herein provided, Tenant shall pay, in addition to Basic Rent, an amount equal to One and 50/100 Dollars ($1.50) per square foot of Premises Rentable Area per annum for all electricity used in the Premises, which amount may be adjusted by Landlord from time to time. Such amount shall be paid in monthly installments, at the time and in the manner provided for payment of Basic Rent Tenant acknowledges that, in addition to paying the cost of electricity furnished to the Premises as provided above, the Tenant shall pay its pro-rata share of the cost of furnishing electricity for the Building’s common areas and elevators as part of Operating Expenses. In any event, Tenant shall also pay separately for all telephone and any other utilities and services supplied and/or metered exclusively to the Premises or to Tenant, together with any taxes thereon.

ARTICLE VIII

REAL ESTATE TAXES

8.1                               PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term “Tax Year” shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease; and the term “Taxes” shall mean real estate taxes assessed with respect to the Property for any Tax Year.

(b)                                 In the event that for any reason, Taxes during any Tax Year shall exceed Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Taxes over Base Taxes for such Tax Year, multiplied by (ii) the Escalation Factor, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

(c)                                  Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, and otherwise in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant’s required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant’s payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof fur such Year are greater than estimated payments theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord.

8.2                               ABATEMENT. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof after deducting Landlord’s expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Escalation Factor; provided, that in no event, shall Tenant be entitled to receive more than the payments made by Tenant on account of Taxes for such Tax Year pursuant to paragraph (b) of Section 8.1 or to receive any payments or abatement of Basic Rent if Taxes for any year are less than Base Taxes or Base Taxes are abated.

8.3                               ALTERNATE TAXES. (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or part, or the type thereof; or if additional types of taxes are imposed upon the Property or Landlord, Tenant agrees that such taxes or other charges shall be deemed to be, and shall be, Taxes hereunder and Tenant shall pay an equitable share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenant’s share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

(a)                                 If a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.

ARTICLE IX
OPERATING EXPENSES

9.1                               DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings;

Operating Year:  Each calendar year in which any part of the Term of this Lease shall fall.

Operating Expenses:  The aggregate costs or expenses incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property all as set forth in Exhibit OC annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than 95% of Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if 95% of the Building Rentable Area were occupied for such Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof; be deemed to be the Operating Expenses for such Year.

9.2                               TENANTS PAYMENTS. (a) In the event that for any Operating Year Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess Operating Expenses multiplied by (ii) the Escalation Factor, such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Term of this Lease ends.

(b)                                 Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, and otherwise in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant’s required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. Within a reasonable time after the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Year by Tenant exceed Tenant’s required payment on account thereof for such Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the non-payment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

ARTICLE X
INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1                        INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all claims, loss, cost, damage or expense of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury or damage occurring outside of the Premises but on the Property where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant’s agents or employees or independent contractors; or (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease until the end of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels.

10.2                        PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor’s hazard and completed operations coverage) under which Tenant is named as an insured and Landlord, Agent (and such other persons as are in privity of estate with Landlord as may be set out in a notice from time to time) are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord, Agent and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Each such policy shall be non-cancelable and non-amendable with respect to Landlord, Agent and Landlord’s said designees without thirty (30) days’ prior notice, shall be written on an “occurrence” basis, and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time request, and a duplicate original thereof shall be delivered to Landlord. Such policies shall have an “Additional Insured-Managers and Landlords of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease.

10.3                        TENANT’S RISK. Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant’s own risk. To the maximum extent this agreement may be made effective according to law, Landlord shall have no responsibility or liability for any loss of or damage to Tenant’s Removable Property. Tenant shall carry “special form” property insurance on a 100% “replacement cost” basis (including so-called improvements and betterments), on Tenant’s Removable Property, all tenant improvements installed at the Premises by Tenant, Tenant’s trade fixtures and other property, with coverages reasonably acceptable to Landlord, and provide a waiver of subrogation as required in Section 14.20. If this Lease is terminated as the result of a casualty in accordance with Article 12, the proceeds of said insurance attributable to the replacement of all tenant improvements at the Premises shall be paid to Landlord. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4                        INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise, or for any other matter beyond the control of Landlord.

ARTICLE XI
LANDLORD’S ACCESS TO PREMISES

11.1                        LANDLORD’S RIGHTS. Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property.

ARTICLE XII
FIRE, EMINENT DOMAIN, ETC.

12.1                        ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period, if any, in which, by reason of such damage, there is substantial interference with Tenant’s use of the Premises, having regard for the extent to which Tenant may be required to discontinue Tenant’s use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

12.2                        LANDLORD’S RIGHT OF TERMINATION. If the Premises or the Building are substantially damaged by fire or casualty (the term “substantially damaged” meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving notice of Landlord’s election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate 30 days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3                        RESTORATION. If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to proper condition for Tenant’s use and occupation, provided that Landlord’s obligation shall be limited to the amount of insurance proceeds actually available therefor (specifically excluding any amounts withheld by any mortgagee). If, for any reason, such restoration shall not be substantially completed within six months after the expiration of the 90-day period referred to in Section 12.2 (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord’s reasonable control), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended) provided that such restoration is not completed within such period. This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after such giving of notice by Tenant unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure so to complete such restoration, and time shall be of the essence with respect thereto.

12.4                        AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenant’s name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant’s Removable Property installed in the Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

12.5                        LANDLORD’S INSURANCE. Landlord agrees to maintain in full force and effect, during the Term of this Lease, property damage insurance with such deductibles and in such amounts as may from time to time be carried by reasonably prudent owners of similar buildings in the area in which the Property is located, provided that in no event shall Landlord be required to carry other than fire and extended coverage insurance or insurance in amounts greater than 80% of the actual insurable cash value of the Building (excluding footings and foundations). Landlord may satisfy such insurance requirements by including the Property in a so-called “blanket” insurance policy, provided that the amount of coverage allocated to the Property shall fulfill the foregoing requirements.

ARTICLE XIII
DEFAULT

13.1                        TENANT’S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a “Default of Tenant’’) shall happen:

(i)  Tenant shall fail to pay the Basic Rent, Escalation Charges or additional charges hereunder when due and such failure shall continue for three (3) full Business Days after notice to Tenant from Landlord; or

(ii)  Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(iii) Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(iv) Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

(v)  An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Tenant; or

(vi)  A petition shall be filed against Tenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

(vii)  If: (x) Tenant shall fail to pay the Basic Rent, Escalation Charges, additional charges or other charges hereunder when due or shall fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall cure any such failure within the applicable grace period set forth in clauses (i) or (ii) above; or (y) a Default of Tenant of the kind set forth in clauses (i) or (ii) above shall occur and Landlord shall, in its sole discretion, permit Tenant to cure such Default after the applicable grace period has expired; and a similar failure or Default shall occur more than twice within the next 365 days (whether or not such similar failure is cured within the applicable grace period);

then in any such case Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b)                                 For purposes of clause (a)(v) above, an “Event of Bankruptcy” means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term “Bankruptcy Code” means 11 U.S.C. Sec. 101, et seq. If an Event of Bankruptcy occurs, then the trustee of Tenant’s bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume this Lease, and may subsequently assign it, only if it does the following within 60 days after the date of the filing of the voluntary petition, the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original 60-day period):

(i)                                     file a motion to assume the Lease with the appropriate court;

(ii)                                  satisfy all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(A)                               cure all Defaults of Tenant under this Lease or provide Landlord with Adequate Assurance (as defined below) that it will (x) cure all monetary Defaults of Tenant hereunder within 10 days from the date of the assumption; and (y) cure all nonmonetary Defaults of Tenant hereunder within 30 days from the date of the assumption;

(B)                               compensate Landlord and any other person or entity, or provide Landlord with Adequate Assurance that within 10 days after the date of the assumption, it will compensate Landlord and such other person or entity, for any pecuniary loss that Landlord and such other person or entity incurred as a result of any Default of Tenant, the trustee, or the debtor-in-possession;

(C)                               provide Landlord with Adequate Assurance of Future Performance (as defined below) of all of Tenant’s obligations under this Lease; and

(D)                               deliver to Landlord a written statement that the conditions herein have been satisfied.

(c)                                  For purposes only of the foregoing paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance” means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i)                             entering an order segregating sufficient cash to pay Landlord and any other person or entity under paragraph (b) above, and

(ii)                          granting to Landlord a valid first lien and security interest (in form acceptable to Landlord) in all property comprising the Tenant’s “property of the estate,” as that term is defined in Section 541 of the Bankruptcy Code, which lien and security interest secures the trustee’s or debtor-in-possession’s obligation to cure the monetary and nonmonetary defaults under the Lease within the periods set forth in paragraph (b) above;

(d)                                 For purposes only of paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i)                             the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months’ Basic Rent plus an amount equal to two (2) months’ installments on account of Operating Expenses and Taxes, computed in accordance with Articles 8 and 9;

(ii)                          the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Operating Expenses and Taxes, computed in accordance with Articles 8 and 9 hereof;

(iii)                       the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Lease;

(iv)                      Tenant’s bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance that the bankruptcy estate (and any successor after the conclusion of the Tenant’s bankruptcy proceedings) will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant’s bankruptcy proceedings) will have sufficient funds to fulfill Tenant’s obligations hereunder; and

(e)                                  If the trustee or the debtor-in-possession assumes the Lease under paragraph (b) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant’s obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

(f)                                   For purposes only of paragraph (e) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i)                                     the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant’s obligation under this Lease; and

(ii)                                  if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord’s standards of creditworthiness;

(g)                                  If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

(h)                                 In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages: (x) the Basic Rent, Escalation Charges and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting; and (y) if, in accordance with Section 3.1(a), Tenant commenced payment of the full amount of Basic Rent on any day other than the Commencement Date, the amount of Basic Rent that would have been payable during the period beginning on the Commencement Date and ending on the day Tenant commenced payment of the full amount of Basic Rent under such Section 3.1(a). Tenant shall pay the portion of such current damages referred to in clause (x) above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (y) above to Landlord upon such termination.

(i)                                     At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord’s election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

(j)                                    In case of any Default of Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(k)                                 If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv)-(a)(vi) of this Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

(l)                                     The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

(m)                             All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys’ fees and expenses at both the trial and appellate levels) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

13.2                        LANDLORD’S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1                        EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to Premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2                        WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

(b)                                 No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3                        COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof; without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4                        LANDLORD'S LIABILITY. (a) Tenant specifically agrees to look solely to Landlord’s then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest in the Property.

(b)                                 With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or failure whenever and for so long as may be necessary by reason of the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any other cause beyond Landlord’s reasonable control, or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant, nor shall any such failure give rise to any claim in Tenant’s favor that Tenant has been evicted, either constructively or actually, partially or wholly.

(c)                                  In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

(d)                                 Where provision is made in this Lease for Landlord’s consent and Tenant shall request such consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense. Furthermore, whenever Tenant requests Landlord’s consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as an additional charge, any expenses incurred by Landlord (including without limitation legal fees and costs, if any) in connection therewith.

(e)                                  With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

(f)                                   In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default under or breach of this Lease, and Tenant’s remedies shall be limited to damages and/or an injunction as expressly set forth above. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure event, and the time for

Landlord’s performance shall be extended for the period of any such delay. Each provision of this Lease constitutes an independent covenant, enforceable separately from each other covenant hereof. To the extent any provision hereof or any application of any provision hereof may be declared unenforceable, such provision or application shall not affect any other provision hereof or other application of such provision. Tenant acknowledges and agrees that Tenant’s obligation to pay Basic Rent and Escalation Charges is independent of any and all obligations of Landlord hereunder.

14.5                        NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord.

14.6                        ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

(b)                                 In no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

(c)                                  Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

14.7                       RULES AND REGULATIONS. Tenant shall abide by rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants, of similar nature to the Tenant named herein, of the Building. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be a conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control. Rules and Regulations currently in effect are set forth in Exhibit B.

14.8                        ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated as an Escalation Charge or additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9                        INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.10                 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11                 RECORDING. Tenant agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called notice of lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12                 NOTICES. Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested:

If intended for Landlord, addressed to Landlord c/o TA Associates Realty, 28 State Street, Boston, MA 02109, Attn: Boylston Asset Manager, with a copy to Stephen T. Langer, Esq., Langer & McLaughlin, LLP, 855 Boylston Street, 6th Floor, Boston, MA 02116 (or in either case to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at Tenant’s Original Address until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

All such notices shall be effective when deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

14.13                 WHEN LEASE BECOMES BINDING. The mailing, delivery or negotiation of this Lease shall not be deemed an offer by Landlord to enter into any transaction or to enter into any relationship with Tenant, whether on the terms contained herein or on any other terms. This Lease shall not be binding upon Landlord, nor shall Landlord have any obligations or liabilities with respect thereto, or with respect to the Premises, unless and until Landlord executes and delivers this Lease. Until such execution and delivery of this Lease by Landlord, Landlord may terminate all negotiation and discussion of the subject matter hereof, without causes and for any reason, without recourse or liability. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14                 PARAGRAPH HEADINGS; INTERPRETATION. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words “including,” “such as” or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as “without limitation” or “including, but not limited to,” or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

14.15                 RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request, and Tenant hereby appoints such holder as Tenant’s attorney-in-fact to execute such subordination or attornment agreement upon default of Tenant in complying with such holder’s request In no event shall the holder of any mortgage or ground lease ever: (A) be liable for any act or omission of Landlord hereunder occurring prior to such holder’s succession to Landlord’s interest hereunder; or (B) be subject to any defense or offset accruing in favor of the Tenant against Landlord prior to such holder’s succession to Landlord’s interest hereunder; or (C) be bound by any modification of this Lease made without such holder’s written consent or by any prepayment of more than one month’s rent.

14.16                 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

14.17                 SECURITY DEPOSIT. If, in Section 1.2 hereof, a security deposit is specified, Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord’s damages arising from, or to cure, any Default of Tenant. Provided that, at each such time, there does not then exist, and there has not previously existed, any Default of Tenant hereunder (and that there does not then exist any event or circumstance which, with the passage of time or the giving of notice, or both, would constitute a Default of Tenant) and this Lease is then in full force and effect, the

Tenant shall be entitled to reduce the face amount of the security deposit as of second and third anniversaries of the Rent Commencement Date to the amount reflected on Schedule “SD” attached hereto. If Landlord shall so apply any or all of such deposit, Tenant shall immediately deposit with Landlord the amount so applied to be held as security hereunder, so that Landlord holds the original full amount (without regard to any prior reduction), and no further reduction will be allowed. There then existing no default or breach on the part of Tenant, Landlord shall return the deposit, or so much thereof as shall have theretofore not been applied in accordance with the terms of this Section 14.17, to Tenant within a reasonable time after the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time. Landlord may retain an amount reasonably calculated to be sufficient to pay any final amount of Taxes or Operating Expenses for the year in which the Term ends. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. If Landlord conveys Landlord’s interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord’s grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

14.18                 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the base rate in effect from time to time at Bank of America, as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the base rate in effect from time to time at Bank of America from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19                 HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to one and one-half (1½) times the Basic Rent then in effect plus Escalation Charges and other charges herein provided (prorated on a daily basis). Nothing contained herein shall be construed to constitute Landlord’s consent to Tenant holding over at the expiration or earlier termination of the Term. Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including without limitation attorneys’ fees) Landlord may incur (including without limitation lost rents or income from other tenants) as a result of Tenant’s failure to surrender possession of the Premises to Landlord upon the termination of this Lease. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable. The Landlord may, but shall not be required to, and only on written notice to Tenant after the expiration of the Term hereof, elect to treat such holding over as a renewal of one (1) year, to be on the terms and conditions set forth in this Paragraph 14.19.

14.20                 WAIVER OF CLAIMS AND RIGHTS OF SUBROGATION. Insofar as, and to the extent that, the following provision shall not make it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant: (i) mutually agree that, with respect to any damage to property, the loss from which is covered (or required to be covered) by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from, and forever waives, any and all claims with respect to such loss, but only to the extent of the limits of insurance carried with respect thereto, less the amount of any deductible; and (ii) mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other.

14.21                 INTENTIONALLY OMITTED.

14.22                 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant’s Removable Property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant’s occupancy; and shall repair any damages to the Premises or the Building caused by such removal. Any Tenant’s Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense.

14.23                 INTENTIONALLY OMITTED.

14.24                 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnity Landlord against any such claim (except any claim by Broker).

14.25                 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

14.26                 ANTI-TERRORISM PROVISIONS. Tenant represents, warrants and covenants to Landlord that (i) neither Tenant nor any of its partners, members, principal stockholders or any other constituent entity either in control of the operation or management of Tenant or having a controlling financial interest in Tenant has been or will be designated or named as a terrorist, a “Specially Designated and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11 or at any replacement website or other replacement official publication of such list (such list, or any such replacement official publication of such list, the “OFAC List”), or by any Executive Order or the United States Treasury Department; and (ii) Tenant has not engaged, and will not engage, in this transaction, directly or indirectly, on behalf of, or instigating or facilitating, and will not instigate or facilitate, this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. A breach of any Tenant representation, warranty and covenant contained in this Section shall be an immediate and material Default of Tenant under this Lease without notice or cure rights. Tenant hereby agrees to defund, indemnity and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) arising from or related to Tenant’s breach of any of the foregoing representations, warranties and/or covenants.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

LANDLORD:

GATEWAY LONGWOOD, INC.

By:	/s/ Christopher J. Good
Authorized Signature

TENANT:

ECHO BRIDGE MANAGEMENT LLC		NORTH HAMPTON PARTNERS CORPORATION

By:	/s/ [illegible signature]	By:	/s/ [illegible signature]

By:		By:

office office office office office BALC. CONF. RM. WOMEN PANTRY ST. RECEPTION COATS LEASE PREMISES 855 BOYLSTON ST., BOSTON MA 11TH FLOOR VISNICK & CAULFIELD ASSOCIATES, INC. 162 COLUMBUS AVE, BOSTON, MA 50157 - F2A 06/14/05

EXHIBIT B

Building Rules and Regulations

Tenant shall faithfully observe and comply with the following Rules and Regulations:

1.                                      The sidewalks, entrances, elevator lobbies (including service elevator lobbies), corridors, elevators, fire exits, and stairways of the building shall not be encumbered by any Tenants or its agents, employees, licensees or guests, or shall be used for Tenant’s premises, provided that the fire exits and stairways shall be so used only in case of an emergency.

2.                                      All deliveries to, and removals from the building of furniture, equipment and supplies, shall be by way of the freight elevator, and then only during such hours as may be prescribed by the Owner’s Representative (Monday through Friday, 7am-6pm). During such hours there shall be no separate charge to Tenant for the normal use of the loading dock or freight elevator. After such hours there will be hourly costs for additional security guards to operate the elevator and facilitate the move unless previously arranged with property manager.

3.                                      The freight elevator is for pick-ups and deliveries only. Persons using service elevators will sign in at the security office and be issued a floor pass. Each tenant will supply a list of authorized employees that require access to the freight elevators.

4.                                      All incoming and outgoing shipments must be moved directly, by the delivery or pick-up agent from the delivery entrance; such shipments will not be held at the delivery entrance. Building operating personnel are not authorized to sign receipt for shipments to or from the building.

5.                                      Furniture, equipment and supplies, and other packaged materials and items requiring the use of a hand truck, pallet truck or other type of wheeled transport, shall be moved only upon the freight elevator.

6.                                      All large deliveries, pick-ups, moves and removal of demolition materials must be transported on the service elevator after-hours, with prior approval of the property manager, and at the expense of the Tenant. The removal of demolition material and the delivery of sheet rock will require the smoke detectors in the freight lobbies to be disabled.

7.                                      No hand truck, pallet truck or other type of wheeled transport shall be used in the lobbies, corridors or elevators of the building.

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8.                                      The Landlord reserves the right to inspect all items to be brought into the building and to exclude from the building all items which violate any provision of the rules and regulations, or which may, in the reasonable judgment of the Landlord, constitute a hazard or danger to the building, its equipment or occupants.

9.                                      Any damage to the building or any part thereof caused by the moving in or out of the building of furniture, equipment, supplies, or other items, shall be repaired by the Landlord at the expense of the Tenant responsible.

10.                               Tenant shall notify the Property Management Office when safes or other heavy equipment are to be taken in or out of the Building, and such moving shall only be done after written permission is obtained from the Property Management Office on such conditions, as the Property Management Office shall require. Additional costs related to the installation of such equipment, shall, as for elevator use or window removal, will be borne by Tenant.

11.                               All construction and demolition work requires a written request to be approved by the Property Management Office who will act reasonably in connection therewith. Tenant and Tenant’s contractor will be required to follow the 855 Boylston Street Tenant Improvement Rules and Regulations that is available upon request at the Property Management Office. Upon completion of approved work, Tenant must provide “As-Built” drawings in both CAD and black line form to the Landlord.

12.                               Access to the area above the ceiling must be scheduled and approved by Property Management Office. All ceiling tiles must be put back in place by the end of the working day.

13.                               The Property Management Office must be given advance written notification of any after-hour functions or deliveries requiring access via loading dock or building services. Tenant shall reimburse Landlord for any costs incurred in connection with these services.

14.                               The Property Management Office reserves the right to control and operate the public portions of the building and the public facilities, as well as the facilities furnished for the common use of the Tenants, in such manner, as they deem best for the benefit of the Tenants.

15.                               The Property Management Office reserves the right to exclude from the building, during non-business hours, all persons who do not present a valid building access card. Please call the Property Management Office at (617) 523-3140 to request a building access card. The initial access card is at no charge to the tenant, replacement access cards will be $15 per card.

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16.                               No additional locks or bolts of any kind shall be placed upon any of the doors in any Tenant’s premises, and no lock on any door therein shall be changed or altered in any respect without Property Management approval.

17.                               No acids, vapors, or other materials shall be discharged into the waste lines, vents or flues of the building. The water wash closets and other plumbing fixtures in or serving any Tenant’s premises shall not be used for any purpose other than that for which they were designed or constructed, and no sweeping shall be deposited therein. The Property Management Office shall repair any damage resulting to the same from misuse by a Tenant, at the expense of the Tenant.

18.                               No Tenant shall obtain, or accept for use in its premises, drinking water, food, beverage dispensers or vending machines of any kind without the written consent of the Property Management Office, and then only from such suppliers, in such places within the Tenant’s premises, and under such regulations as may be prescribed by the Property Management Office.

19.                               If a Tenant’s premises becomes infested with vermin, such Tenant, at its sole cost and expense, unless it is clearly determined that the same has been caused entirely by others, shall cause its premises to be exterminated by such exterminators as shall be approved by the Property Management Office, at such times and to such extent as the Property Management Office deems necessary.

20.                               No part of the Tenant’s premises shall be occupied at any time as sleeping quarters, and no part of the building shall be used for gambling, or for any immoral or unlawful purposes or practices. No intoxicating liquor shall be sold in any part of the building unless allowed by the lease agreement.

21.                               No animals or birds, bicycles, skate boards, in-line skaters or other vehicles shall be allowed in the corridors, lobbies, elevators, sidewalks, walkways, or elsewhere in or around the building. There is a designated area in the basement that has been set aside for bicycles.

22.                               Canvassing, soliciting or peddling in the building is prohibited, and each Tenant shall cooperate to prevent the same.

23.                               A building directory with the names of the Tenants will be provided and maintained by the Property Management Office. The Property Management Office at the Tenant’s expense will make changes in the directory, within a reasonable time period after written notice from the Tenant.

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24.                               Tenants may be requested to assign from their employees, personnel to perform specific tasks required by the building’s emergency evacuation plan. Persons so assigned shall be made available from time to time for instructions by the building’s Life Safety Director.

25.                               Access to building tele/com centers and closets will be provided by Building Security only. All Tenant tele/com vendors must follow 855 Boylston Street’s Low Voltage Cabling Policy Manual that is available at the Property Management Office. Anyone requesting access must have a valid ID from the telecommunication company that employees them or be listed on the approved access list, that is maintained at the Office of the Building.

26.                               Building Security will provide access to building electric closets only. Tenants will be required to notify the Property Management Office by electronic mail should a vendor require access to the 855 Boylston Street electric closets. All Tenant vendors must have a valid ID from the company that employees them or be listed on the approved access list, that is maintained at the Property Management Office.

27.                               Portable electric heaters, fans or desktop heating appliances (coffee cup warmers) are not allowed in any Tenant spaces or common areas within the building, unless approved by Property Management Office.

28.                               Prior written approval, which shall be at the Property Management Office’s sole discretion, must obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever.

29.                               Plumbing, fixtures and appliance shall be used only for the purpose for which constructed, no other unsuitable material shall be placed therein.

30.                               Owner and Property Management Office shall have the right to prescribe the weight and position of heavy equipment or objects, which may overstress any portion of the floors of the Premises. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the Tenant.

31.                               No nails, hooks, or screws shall be driven into or inserted in any part of the Building except as approved by the Property Management Office, permitted by Tenant’s Lease, or as reasonably necessary to permit Tenant to hang pictures and other wall decorations with the Premises.

32.                               Tenant will comply with all requirements necessary for the security of the premises, including the use of property removal passes for the removal of office equipment/packages, and use of security control cards for access to the building at all times.

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33.                               Smoking is not permitted in the 855 Boylston Street common areas including exterior entrances, vestibules, corridors, restrooms and stairwells. Additionally, smoking is not allowed in front of the entrance of the building as a courtesy to non-smokers and all guests to our building. Tenant must comply with requests by the Landlord concerning informing their employees of items of importance to the Landlord.

34.                               Overtime heat and cooling can be requested and scheduled by tenant submitting a work order request or by contacting the property management office.

35.                               Tenant shall not relocate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Property Management Office access will be the responsibility of the Tenant. The lighting and air conditioning equipment of the 855 Boylston Street will remain the exclusive charge of the Owner’s Representative.

36.                               All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical holdbacks have been installed.

37.                               Landlord reserves the right to close and keep locked all entrance and exit doors during hours when the Building is closed. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged a pass for access to the Building. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of it by any means it deems appropriate for the safety and protection of life and property.

38.                               No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to the Property Management Office, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide the Property Management Office with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. In no event shall Tenant’s use of the elevators for any such purpose be permitted during the building’s prescribed business hours.

39.                               Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord or Landlord’s agents to prevent it.

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40.                               The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.

41.                               No vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

42.                               Tenant shall not use or keep in or on the Premises of the Building any kerosene, gasoline or other inflammable or combustible fluid or material.

43.                               Tenant shall not use any method of heating or air conditioning other than that which is supplied by Landlord, without the prior written consent of Landlord.

44.                               Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

45.                               Tenant shall not bring into or keep within 855 Boylston Street common areas or the Tenant premises any animals or birds, except “seeing eye” trained dogs.

46.                               Cooking shall not be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, laboratory-approved equipment and microwave ovens may be used on the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

47.                               Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

48.                               Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

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49.                               Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

50.                               Tenant shall store all trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Boston without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times, as Landlord shall designate.

51.                               Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

52.                               Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants. This shall not prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Buildings.

53.                               No awnings or other projects shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

54.                               Food vendors shall be allowed in the 855 Boylston Street upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the Office of the Building. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from 855 Boylston Street.

55.                               Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. In addition, Landlord reserves the right to designate, in Landlord’s sole discretion, the only outside areas of the Premises where smoking shall be permitted.

56.                               Landlord and the Owner’s Representative have the right to evacuate 855 Boylston Street in the event of an emergency or catastrophe.

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57.                               Plants are not allowed in office spaces, unless maintained by professional plant care professionals that are employed by an interior landscaping contractor.

58.                               Landlord and Landlord representative reserve the right to remove any plants or planting material that is suspected of causing any indoor air quality issues or water damage to either the office space or the common areas.

59.                               The designated smoking area for the building is any location away from the main entrance.

60.                               Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the Management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants. Landlord shall not be responsible to Tenant or to any other person for the non-observance of the Rules and Regulations and Tenant shall agree to abide by these rules as a condition of its occupancy of the Premises.

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EXHIBIT OC

[ITEMS INCLUDED IN OPERATING EXPENSES]

Without limitation, Operating Expenses shall include:

1.                                      All expenses incurred by Landlord or Landlord’s agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord’s agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord’s agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties.

2.                                      The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property, including without limitation fees, if any, imposed upon Landlord, or charged to the Property, by the state or municipality in which the Property is located on account of the need of the Property for increased or augmented public safety services.

3.                                      The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties.

4.                                      Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Boston area for similar properties, but in no event more than five percent (5%) of gross annual income, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building.

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5.                                      Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgagees in the Boston area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

6.                                      If, during the Term of this Lease, Landlord shall make a capital expenditure, the total cost of which is not properly includible in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

7.                                      Costs for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by tenants.

8.                                      Betterment assessments provided the same are apportioned equally over the longest period permitted by law.

9.                                      Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

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SCHEDULE SD

[REDUCTION IN REQUIRED SECURITY DEPOSIT]

Initial Required Security Deposit $31,497.50

Subject to the provisions and requirements of Section 14.17 of the Lease, on the second and third anniversaries of the Rent Commencement Date, the security deposit may be reduced to an amount equal to:

Anniversary of Rent Commencement Date	Minimum Deposit/LOC Required

Second	$20,998.33

Third	$10,499.17

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855 Boylston Street

Existing Furniture Exhibit

6 office swivel chairs

4 padded chairs w/arms and straight back

4 desks

4 work stations

6 stuffed chairs

2 couches

12 conference chairs

9 assorted coffee and end tables

2 lamps

6 assorted plants

3 credenzas

1 coat tree

11 assorted file cabinets

1 fridge

Exhibit B

Landlord’s Consent to Assignment

[See pages attached hereto.]

LANDLORD’S CONSENT TO ASSIGNMENT

THIS AGREEMENT, made as of April 25, 2011, by and among Gateway Longwood, Inc., having an address c/o TA Associates Realty, 28 State Street, Boston, MA 02108 (hereinafter referred to as “Landlord”), and Echo Bridge Capital Management, LLC, a Delaware limited liability company, and North Hampton Partners Corporation, a Delaware corporation, jointly and severally (hereinafter together referred to as “Assignor”) and Rhythm Pharmaceuticals, Inc., a Delaware corporation (hereinafter referred to as “Assignee’’).

WITNESSETH

WHEREAS, by a lease (the “Lease”) dated as of June 23, 2009, Landlord leased to Assignor certain premises (the “Premises”), containing approximately 2,930 rentable square feet, and located on the 11th floor of the building known as and numbered 855 Boylston Street, Boston, Massachusetts (the “Building”); and

WHEREAS, Assignor desires to assign to Assignee all of its rights as Assignor under the Lease; and

WHEREAS, Assignee is willing to assume for the Landlord’s benefit all of the obligations of Assignor as lessee under the Lease, and Landlord is willing to consent to such assignment upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and for One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.                                      Pursuant to that certain Assignment and Assumption dated as of April 25, 2011, but effective as of April 25, 2011, by and between Assignor and Assignee (the “Assignment”), Assignor has assigned to Assignee all of Assignor’s right, title and interest as tenant under the Lease. Assignee, for the direct benefit of Landlord and Landlord’s successors and assigns, hereby assumes the performance of, and agrees to be bound by, all of the obligations of Assignor as tenant under the Lease arising on and after the date on which the assignment is to be effective (the “Effective Date”), including, without limitation, the obligation to pay Basic Rent, additional rent, real estate taxes, common area maintenance charges, additional charges and all other amounts provided for thereunder. Assignor and Assignee hereby represent and warrant to Landlord that the Effective Date is April 25, 2011. Without limitation, the Assignee shall be liable to Landlord for any reconciled or recomputed amounts of additional rent that may become due or payable on or after the Effective Date, notwithstanding that the same may relate to periods prior to the Effective Date, it being agreed that Landlord shall not be required to make any allocation of the Assignor’s and Assignee’s respective liability therefor. Landlord hereby represents and acknowledges that neither Landlord nor (to the best of Landlord’s actual knowledge without any independent investigation) Assignor has made any additions, alterations or improvements in or to the Premises or the Building, with respect to which Landlord has the right to require removal or restoration by Assignee.

Notwithstanding anything to the contrary contained herein, Landlord hereby acknowledges that all of the telecommunications wiring and T-1 lines serving the Premises and in place as of the date of this Agreement may remain in place as of the Effective Date and Assignee shall have no obligation to remove the same upon termination of the Lease.

2.                                      Notwithstanding any provision of the Lease to the contrary, Landlord hereby agrees with Assignor that Assignor shall be (and hereby is) released from any liability for the performance of any obligation or covenant under the Lease to the extent that such obligation or covenant first arises on or after the Effective Date. However, nothing herein shall be deemed to release Assignor from any liability for (i) the performance of any obligation or covenant existing or accruing prior to the Effective Date; or (ii) any indemnification, contribution or reimbursement obligation under the Lease or in respect of the Premises or the Property, which first arose or accrued prior to the Effective Date; or (iii) the performance of any obligation or covenant set forth in this Agreement. Without limitation, Assignor shall at all times remain liable for all costs and expenses (including without limitation reasonable attorneys’ fees and costs) incurred by Landlord in enforcing its rights against Assignor under the Lease or under this Agreement, and Assignor shall remain fully liable therefor, jointly and severally with Assignee and any other party or parties who may from time to time be liable therefor.

3.                                      Assignee agrees that there shall be no further assignment of the Lease, or sublease of all or any portion of the Premises, except in accordance with the terms of the Lease. Landlord hereby acknowledges and agrees that in addition to, and in no way in limitation of, Assignee’s other assignment and subletting rights contained in the Lease, Assignee shall also have the right to assign the Lease or sublease all or a portion of the Premises to any entity that owns (and continues through the period of any such transaction to own) twenty percent (20%) or more of Tenant’s stock (including, without limitation, MPM Capital, LLC, Third Rock Ventures, LLC or New Enterprise Associates) without the consent of Landlord, but subject to the conditions and requirements of Section 6.1(b) of the Lease.

4.                                      Assignor hereby represents and warrants to Landlord that the Lease is in full force and effect and has not been modified, supplemented or amended except as stated above. As of the date hereof, Assignor has no counterclaims, defenses or offsets against Landlord or against the Assignor’s performance of its obligations under the Lease, nor does there exist any basis for any such counterclaim, defense or offset. All conditions of the Lease to be performed by Landlord have been satisfied. Assignor has not delivered any notice to Landlord regarding a default by Landlord under the Lease, and no basis exists for such a notice or for any claim that Landlord is in default. Assignor further represents and warrants to Landlord that: (i) Assignor currently occupies the Premises, and Assignor has not previously transferred, assigned or sublet any portion of the Premises, or entered into any license or concession with respect thereto; (ii) Assignor is a duly formed and existing limited liability company and a duly formed corporation, each qualified to do business in the Commonwealth of Massachusetts, and the execution, delivery and performance of this Agreement have been duly authorized by necessary corporate or other like action of Assignor, (iii) there are no actions pending against Assignor under any bankruptcy or similar laws of the United States or any state, (iv) all tenant improvement work to

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be performed by Landlord under the Lease has been completed in accordance with the Lease, and has been accepted by the Assignor, and all reimbursements and allowances due to Assignor under the Lease in connection with any tenant improvement work have been paid in full, (v) Assignor has not used or stored any hazardous substances in the Premises, and (vi) no rent has been paid more than thirty (30) days in advance. Assignor will indemnify and defend and hold Landlord and Assignee harmless from and against any and all claims, losses, costs, damages and expenses made against Landlord or Assignee and resulting or arising in any way whatsoever from any breach of or inaccuracy in any of the foregoing representations or warranties.

5.                                      Assignee hereby represents and warrants to Landlord that (i) the execution, delivery and performance of this Agreement have been duly authorized by necessary corporate or other like action of Assignee, (ii) no consent or approval of any third party or parties is required in order for Assignee to execute, deliver and perform this Agreement, (iii) Assignee is accepting the Premises in their AS IS condition, and Assignee has inspected the Premises and the Building and found the same satisfactory; (iv) there are no outstanding contracts, agreements, orders or judgments binding upon Assignee that would or could be violated by the execution, delivery or performance of this Agreement by Assignee, and (v) all statements set forth in Section 14.26 of the Lease are true, correct in every respect as to Assignee. Assignee will indemnify, defend and hold Landlord harmless from and against any and all claims, losses, costs, damages and expenses made against Landlord and resulting or arising in any way whatsoever from any breach of or inaccuracy in any of the foregoing representations or warranties.

6.                                      In accordance with and in satisfaction of all consent requirements contained in the Lease, including without limitation those contained in Section 6.1(a) of the Lease, Landlord hereby consents to the execution and delivery of the Assignment and (without waiving any rights against Assignor) hereby recognizes Assignee as “Tenant” under the Lease as of the Effective Date. The giving of this Consent shall not result in any liability on the part of Landlord for the payment of any commissions or fees in connection with the proposed assignment transaction herein contemplated by Assignor and Assignee; Assignor and Assignee hereby covenant and agree that Landlord is not and will not be responsible for the payment of any commissions or fees in connection with the aforesaid assignment transaction and they each agree, jointly and severally to indemnify and hold Landlord harmless from and against any claims, liability, losses or expenses, including attorneys’ fees and court costs, incurred by Landlord including without limitation any claims for a commission or fee by any broker, agent or finder in connection with said assignment transaction.

7.                                      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

8.                                     In the event that any of the terms and provisions of the Lease conflict with this Agreement, the terms and provisions of this Assignment shall control. Landlord and Assignor hereby agree and confirm that: (i) the Commencement Date of the Lease occurred on August 1, 2009, and (ii) the Initial Term of the Lease will expire on July 31, 2014. There is no right or option to extend or renew the term of the Lease beyond such expiration date. Assignor

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represents that the Lease has not been amended or modified, that the Lease contains the entire agreement between Assignor and Landlord relating to the Premises, and that there are no other agreements relating to the Premises, the Lease or the Building which are not contained or referred to herein or in the Lease.

9.                                      Landlord represents and warrants to Assignee as follows, as of the Effective Date: (i) there currently exists no Default of Tenant on the part of Assignor under the Lease; (ii) to the best of the Landlord’s actual knowledge, without any independent investigation, there are currently no conditions, events or circumstances which, with the passage of time, the giving of notice or both will constitute a Default of Tenant on the part of Assignor under the Lease; (iii) Landlord has received payments of Basic Rent under the Lease for the period ending on May 31, 2011; (iv) Landlord has received estimated payments (subject to year end reconciliation) of Operating Expenses for the period ending on April 30, 2011; (v) Landlord is holding a security deposit of $31,497.50 in cash for the benefit of Assignee; and (vi) the Lease attached hereto as Exhibit A is a true, correct and complete copy of the Lease, is in full force and effect without amendment or modification of any kind except as attached hereto, and there are no other agreements, understandings, or commitments between Landlord and Assignor relating to the Premises.

10.                               Landlord hereby agrees to replace and update the name of the tenant on the Building’s directory to “Rhythm Pharmaceuticals, Inc.,” at Landlord’s sole cost and expense.

[TEXT ENDS HERE]

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IN WITNESS WHEREOF, Landlord and Assignor has signed and sealed this Consent as of the day and year first above written.

LANDLORD:

GATEWAY LONGWOOD, INC.

By:	/s/ Christopher J. Good
Name:	Christopher J. Good
Title:	Regional Director

ASSIGNOR:

ECHO BRIDGE CAPITAL MANAGEMENT, LLC

By:	/s/ Jeffrey A. Cutter
Jeffrey Cutter, Manager

ASSIGNOR:

NORTH HAMPTON PARTNERS CORPORATION

By:	/s/ Jeffrey A. Cutter
Jeffrey A. Cutter, President

ASSIGNEE:

RHYTHM PHARMACEUTICALS, INC.

By:
Name:
Title:
Authorized Signatory

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IN WITNESS WHEREOF, Landlord and Assignor has signed and sealed this Consent as of the day and year first above written.

LANDLORD:

GATEWAY LONGWOOD, INC.

By:
Name:
Title:

ASSIGNOR:

ECHO BRIDGE CAPITAL MANAGEMENT, LLC

By:
Jeffrey Cutter, Manager

ASSIGNOR:

NORTH HAMPTON PARTNERS CORPORATION

By:
Jeffrey A. Cutter, President

ASSIGNEE:

RHYTHM PHARMACEUTICALS, INC.

By:	/s/ Bart Henderson
Name:	Bart Henderson
Title:	President
Authorized Signatory

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EXHIBIT A

EXECUTED LEASE

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